PRESS RELEASE	Contact: Roy Estridge, EVP/COO/CFO
Valley Commerce Bancorp
(559) 622-9000

VALLEY COMMERCE BANCORP REPORTS SECOND QUARTER 2010 RESULTS

VISALIA, California, July 28, 2010 — Valley Commerce Bancorp, (OTCBB: VCBP), a bank holding company and the parent company of Valley Business Bank, today announced second quarter 2010 net income of $473,000, or $0.14 per diluted common share.  This compared to earnings of $532,000, or $0.18 per diluted common share, for the second quarter of 2009.  For the six months ended June 30, 2010, the Company reported net income of $724,000, or $ 0.20 per diluted common share, compared to earnings of $879,000 million, or $0.28 per diluted common share, for the six months ended June 30, 2009.  Earnings decreased in the 2010 periods due to a nonrecurring income item in the 2009 periods.

Allan Stone, President and Chief Executive Officer, remarked, “We are pleased to report that we have improved both our core earnings and capital during 2010 and that there are several positive trends within our loan portfolio including no loans past due over 30 days at quarter end.”  He added, “The banking environment is particularly challenging due to the lagging economy and ongoing regulatory changes, but we believe we have both the financial strength and the management team to successfully meet both the challenges and opportunities going forward.”

Comparison of June 30, 2010 to December 31, 2009

•	Total assets remained even at $340.2 million

•	Total loans increased by $10.4 million or 4% to $251.5 million and total deposits remained consistent at $293.9 million

•	The loan to deposit ratio increased to 85.6% from 81.9%

•	Allowance for loan and lease losses (ALLL) increased by $1.2 million to $7.4 million; the ALLL as percentage of total loans increased to 2.95% compared to 2.58%

•	Non-performing loans as a percentage of total loans decreased from 3.05% to 2.66%; non-performing assets as a percentage of total assets decreased from 2.16% to 1.97%

•	Shareholder’s equity increased by $799,000 or 2% to $37.7 million; the Total Risk-Based Capital Ratio increased from 16.0% to 16.2%.

Comparison of June 30, 2010 to June 30, 2009

•	Total assets increased $16.1 million or 5% to $340.2 million

•	Total loans increased by $6.2 million or 2.5% to $251.5 million and total deposits increased $23.1 million or 9% to $293.9 million

•	The loan to deposit ratio decreased to 85.6% from 90.6%

•	ALLL increased by $3.0 million to $7.4 million; the ALLL as percentage of total loans increased to 2.95% compared to 1.82%

•	Non-performing loans as a percentage of total loans decreased from 3.07% to 2.66%; non-performing assets as a percentage of total assets decreased from 2.58% to 1.97%

•	Shareholder’s equity decreased by $864,000 or 22% to $37.7 million; the Total Risk-Based Capital Ratio decreased from 16.5% to 16.2%

Loans, Investment Securities, Deposits and Borrowings

Loans, net of the allowance for loan losses, grew from $234.8 million at December 31, 2009 to $244.1 million at June 30, 2010, an increase of $9.3 million or 4%.  The increase was primarily in the category of commercial real estate mortgage loans.  Average gross loans were $242.1 million for the six months ended June 30, 2010 and $236.2 million for the six months ended June 30, 2009, an increase of $5.9 million or 3%.

Available-for-sale investment securities increased to $44.7 million at June 30, 2010 compared to $42.6 million at December 31, 2009.  The Company’s purchases of investment securities during 2010 were primarily for the purpose of decreasing the duration of the portfolio as part of management’s strategy to position the Company’s balance sheet for a rising interest rate environment.

The Company’s deposits decreased by $343,000 or 1%, from $294.3 million at December 31, 2009 to $293.9 million at June 30, 2010.  The amount of brokered time deposits included in total deposits at June 30, 2010 and December 31, 2009 were $13.0 million and $17.9 million, respectively.  Growth in the Bank’s deposit portfolio from local deposits offset the reduction in brokered time deposits.  The Company’s ongoing marketing efforts which include strategies to attract depositors from failed or acquired banks in overlapping market areas was the primary reason for the growth in local deposits.  Average total deposits were $296.6 million for the six months ended June 30, 2010 and $260.6 million for the six months ended June 30, 2009, an increase of $36.0 million or 14%.

The Company had $2.7 million in Federal Home Loan Bank (FHLB) term borrowings at June 30, 2010 compared to $3.7 million in FHLB term borrowings at December 31, 2009.  FHLB borrowings declined in 2010 due to scheduled maturity repayments and management’s successful deposit marketing efforts which reduced the need for borrowings to facilitate the growth in earning assets.

Asset Quality

Nonperforming assets at June 30, 2010 were comprised of four customer relationships in nonaccrual status with an aggregate balance of $6.7 million compared to five customer relationships in nonaccrual status at December 31, 2009 with an aggregate balance of $7.4 million.  The Company had no other real estate owned at either date.  Nonperforming assets decreased during the six month period due to successful loan collection efforts.  However, impaired loan totals remained flat at $12.4 million and $12.5 million at June 30, 2010 and December 31, 2009, respectively.

The Company booked loan loss provisions totaling $1.2 million during the six months ended June 30, 2010 compared to $1.4 million during the same period in 2009.  The portion of the ALLL relating to specific impaired loans was $2.3 million and $2.7 million at June 30, 2010 and December 31, 2009.  Net charge-offs for the six months ended June 30, 2010 totaled $41,000, or .02% of average loans.  There were net charge-offs of $173,000, or .07% of average loans, during the six months ended June 30, 2009.

Shareholders’ Equity

Total shareholders’ equity increased by $799,000, from $36.9 million at December 31, 2009 to $37.7 million at June 30, 2010.  The increase resulted primarily from earnings of $724,000 and a $260,000 increase in accumulated other comprehensive income that resulted from improvement in the valuation of the investment portfolio.  These factors were offset by dividends on preferred stock issued to the United States Treasury under the Capital Purchase Program.  Book value per common share increased to $11.49 at June 30, 2010 from $11.18 at December 31, 2009 due to the increase in shareholders’ equity.

Valley Commerce Bancorp’s Total Risk-Based Capital Ratio increased to 16.2% at June 30, 2010 compared to 16.0% at December 31, 2009.

Comparison of Second Quarter 2010 to Second Quarter 2009

•	Net interest income before provision for loan losses increased by $236,000 or 7% and net interest margin decreased from 4.58% to 4.43%

•	The provision for loan losses decreased by $350,000

•	Non-interest income decreased by $319,000 or 49%

•	Non-interest expense increased by $115,000 or 5%

Comparison of Six-Month Periods ended June 30, 2010 and June 30, 2009

•	Net interest income before provision for loan losses increased by $406,000 or 7% and net interest margin decreased from 4.51% to 4.41%

•	The provision for loan losses decreased by $150,000

•	Non-interest income decreased by $339,000 or 35%

•	Non-interest expense increased by $221,000 or 5%

Net Interest Income and Net Interest Margin

For the quarter ended June 30, 2010 net interest income before provision for loan losses totaled $3.4 million, an increase of $236,000 or 7% from the $3.2 million earned during the second quarter of 2009.  Net interest income before provision for loan losses totaled $6.7 million for the six months ended June 30, 2010, an increase of $406,000 or 7% from the $6.3 million earned during the same period of 2009.  Net interest income increased during the 2010 periods due primarily to reduced funding costs.

Net interest margin was 4.41% and 4.51% on a tax equivalent basis for the six-month periods ended June 30, 2010 and 2009, respectively.  The year over year decline in the net interest margin was related to decreases in average interest rates on interest-earning assets and interest-bearing liabilities.  In addition, the net interest margin decreased due to the Company’s efforts to reposition its balance sheet to maintain earnings and liquidity if and when interest rates begin to rise.  These efforts included purchasing lower yielding adjustable rate investment securities and adding longer term liabilities to the balance sheet, both of which adversely impacted the net interest margin.

Non-Interest Income

For the quarter ended June 30, 2010, non-interest income totaled $329,000, a decrease of $318,000 or 49% from the $648,000 recorded during the second quarter of 2009.  For the six months ended June 30, 2010, non-interest income totaled $625,000, a decrease of $339,000 or 35% over the $964,000 received in the same period of 2009.  The decrease resulted primarily from officer life insurance benefits of $318,000 in the 2009 period.

In addition, service charges on deposits increased by $18,000 or 5% during the six months ended June 30, 2010 due to deposit account growth and higher incidence of charges.

Non-Interest Expense

For the quarter ended June 30, 2010, non-interest expense totaled $2.4 million, an increase of $114,000 or 5% from the $2.3 million recorded during the fourth quarter of 2009.  Salaries and employee benefits expense increased by $147,000 or 13% in the 2010 period due to new hire costs and normal salary adjustments.  In addition, there was a $12,000 or 10% increase in professional and legal expenses, a $28,000 or 22% increase in FDIC insurance assessments and a $12,000 or 9% increase in data processing expense.  These increases were offset by a $78,000 or 19% decrease in occupancy and fixed asset expense related to the relocation of the Visalia administrative and branch offices to a purchased facility during December 2009.

For the first six months of 2010, non-interest expense totaled $5.1 million, an increase of $221,000 or 5% over the 2009 total of $4.8 million.  Salaries and employee benefit expense increased by $264,000 or 11% in 2010 due to new hires and normal salary adjustments.  In addition, there was a $74,000 or 22% increase in FDIC insurance cost, a $24,000 or 10% increase in professional and legal expenses, and a $39,000 or 14% increase in data processing expense that was due to growth and costs associated with new technology-oriented services.  These increases were offset by a $119,000 or 15% decrease in occupancy and fixed asset expense related to the office relocation described above and a $64,000 or 26% decrease in operational expense.
OTHER INFORMATION:  Valley Commerce Bancorp stock trades on NASDAQ’s Over the Counter Bulletin Board under the symbol VCBP.  Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996.  Valley Business Bank operates through Business Banking Centers in Visalia, Tulare, and Fresno, California and has branch offices in Woodlake and Tipton, California.  Additional information about Valley Business Bank is available from the Bank’s website at http://www.valleybusinessbank.net.

FORWARD-LOOKING STATEMENTS:  In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp’s future financial results, business prospects and business developments.  Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations.  The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.  For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Condensed Consolidated Balance Sheet (in thousands) (Unaudited)	As of June 30,		As of December 31,
	2010	2009	2009	2008
Assets

Cash and Due from Banks	$27,527	$13,164	$39,078	$8,756
Federal Funds Sold	-	-	-	13,390
Available-for-Sale Investment Securities	44,723	49,885	42,566	42,018
Loans (net)	244,107	240,811	234,823	226,697
Bank Premises and Equipment (net)	8,551	7,564	8,042	3,975
Cash Surrender Value of Bank-Owned Life Insurance	6,491	6,219	6,355	6,422
Other Assets	8,791	6,462	9,308	4,841
TOTAL ASSETS	$340,190	$324,105	$340,172	$306,099

Liabilities & Equity
Non-Interest Bearing Deposits	$76,740	$66,025	$76,575	$77,406
Interest Bearing Deposits	122,656	109,218	121,399	87,738
Time Deposits	94,543	95,593	96,308	92,180
Total Deposits	293,939	270,836	294,282	257,324
Short-Term Debt	-	5,450	-	8,000
Long-Term Debt	2,664	3,774	3,662	5,184
Junior Subordinated Deferrable Interest Debentures	3,093	3,093	3,093	3,093
Other Liabilities	2,827	2,421	2,266	2,358
Total Liabilities	302,523	285,574	303,303	275,959
Shareholders’ Equity	37,667	38,531	36,869	30,140
TOTAL LIABILITIES & EQUITY	$340,190	$324,105	$340,172	$306,099

Condensed Consolidated Statement of Income (in thousands except per share data) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Interest Income	$4,150	$4,182	$8,121	$8,405
Interest Expense	728	996	1,463	2,153
NET INTEREST INCOME	3,422	3,186	6,658	6,252
Provision for Loan Losses	650	1,000	1,250	1,400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,772	2,186	5,408	4,852
Non-interest Income	329	648	625	964
Non-interest Expense	2,445	2,330	5,070	4,849
INCOME BEFORE INCOME TAXES	656	504	963	967
Income Taxes (Tax Benefit)	183	(28)	239	88
NET INCOME	$473	$532	$724	$879
DIVIDENDS ACCRUED AND DISCOUNT ACCRETED ON PREFERRED SHARES	$(98)	$(70)	$(194)	$(162)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$375	$462	$530	$717
EARNINGS PER COMMON SHARE - BASIC	$0.14	$0.18	$0.20	$0.28
EARNINGS PER COMMON SHARE – DILUTED	$0.14	$0.18	$0.20	$0.28
COMMON SHARES OUTSTANDING – END OF PERIOD	2,608,317	2,597,149	2,608,317	2,597,149

VALLEY COMMERCE BANCORP
SELECTED FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)
	June 30,		December 31,
	2010	2009	2009

CREDIT QUALITY DATA
Allowance for loan losses	$7,440	$4,471	$6,231
Allowance for loan losses as a percentage of total loans	2.95%	1.82%	2.58%
Nonperforming loans	$6,703	$7,553	$7,364
Nonperforming loans as a percentage of total loans	2.66%	3.47%	3.14%
Nonperforming assets as a percentage of total assets	1.97%	2.58%	2.16%
Year-to-date net charge-offs	$41	$173	$4,013
Year-to-date net charge-offs as a percentage of average loans	.02%	.07%	1.67%

SHARE AND PER SHARE DATA
Basic earnings per common share for the quarter	$0.14	$0.18	-
Diluted earnings per common share for the quarter	$0.14	$0.18	-
Quarterly weighted average common shares outstanding	2,608,317	2,597,149	-
Quarterly weighted average diluted common shares outstanding	2,611,382	2,617,527	-
Basic earnings (loss) per common share, year-to-date	$0.20	$0.28	$(0.36)
Diluted earnings (loss) per common share, year-to-date	$0.20	$0.28	$(0.36)
Year-to-date weighted average common shares outstanding	2,608,317	2,597,149	2,602,228
Year-to-date weighted average diluted common shares outstanding	2,611,764	2,605,758	2,602,228
Book value per common share	$11.49	$11.87	$11.18
Total common shares outstanding	2,608,317	2,597,149	2,608,317

QUARTERLY KEY FINANCIAL RATIOS
Annualized return on average equity	5.06%	5.50%	-
Annualized return on average assets	0.55%	0.68%	-
Net interest margin	4.90%	4.58%	-
Efficiency ratio	65.17%	60.77%	-

ANNUALIZED KEY FINANCIAL RATIOS
Return (loss) on average equity	3.91%	4.74%	(1.53)%
Return (loss) on average assets	0.43%	0.57%	(0.18)%
Net interest margin	4.41%	4.51%	4.43%
Efficiency ratio	69.62%	67.20%	64.9%
Loan to deposit ratio at period end	85.6%	90.6%	81.9%
Total Risk-Based Capital Ratio at period end	16.2%	16.5%	16.0%